Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Sirion Holdings, Inc. (formerly Tenby Pharma, Inc.) (the “Company”) on Form S-8 of our report dated February 27, 2006 relating to the Company’s balance sheet as of February 15, 2006, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from January 3, 2006 (inception) through February 15, 2006.
/s/ Raich Ende Malter & Co. LLP
East Meadow, New York
November 17, 2006